Exhibit (3)(a)
FIRST AMENDMENT
to the Distribution Agreement
effective June 25, 2001 between
MODERN WOODMEN OF AMERICA
(“Modern Woodmen”)
and
MWA FINANCIAL SERVICES, INC.
(“MWAFS”)
RECITALS
     WHEREAS, Modern Woodmen discontinued sales of its Flexible Premium Variable Life Insurance Certificates [Form VULMWA (02-02)] as of December 31, 2009; and
     WHEREAS, Modern Woodmen has closed the Modern Woodmen of America Variable Account; and
     WHEREAS, MWAFS served as the principal underwriter and distributor of the Flexible Premium Variable Life Insurance Certificate and continues to serve as the principal underwriter and distributor of the Flexible Premium Deferred Variable Annuity [Form VAMWA (02-02)]; and
     WHEREAS, the National Association of Securities Dealers (NASD) was consolidated into the Financial Industry Regulatory Authority (FINRA) in July of 2007; and
     NOW, THEREFORE, in consideration of the premises and covenants contained herein, it is mutually agreed as follows:
1.	Schedule 1 of the Agreement is deleted and the new Schedule 1 attached hereto is substituted in its place.

2.	Schedule 2 of the Agreement is deleted and the new Schedule 2 attached hereto is substituted in its place.

3.	Since there are no outstanding Variable Life Insurance Certificates and sales have been discontinued, the fee for service of MWAFS found in Paragraph 5(c) is amended from Fifty-five Thousand Dollars ($55,000) to Twenty-seven Thousand Five hundred Dollars ($27,500).

4.	The definitional section 1(i) is deleted and substituted with the following: FINRA. The Financial Industry Regulatory Authority.

5.	All references to NASD are deleted and substituted with FINRA.

6.	All citations to NASD rules are hereby amended to reflect the comparable FINRA rules.

7.	The Agreement shall in all other respects remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers this 23rd day of February, 2010.

MODERN WOODMEN OF AMERICA

By: Name:	/s/ W. Kenny Massey W. Kenny Massey
Title:	President

MWA FINANCIAL SERVICES, INC.

By: Name:	/s/ Robert M. Roth Robert M. Roth
Title:	President

SCHEDULE 1
For purposes of the Distribution Agreement between Modern Woodmen and MWAFS entered into on the 25th day of June, 2001, and as amended on the 23rd day of February, 2010, the separate accounts are as follows:
Modern Woodmen of America Variable Annuity Account

SCHEDULE 2
For purposes of the Distribution Agreement between Modern Woodmen and MWAFS entered into on the 25th day of June, 2001, and as amended on the 23rd day of February, 2010, the variable products are as follows:
Form VAMWA (02-02), Flexible Premium Deferred Variable Annuity